Exhibit 10.46

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (“Amendment”) is made this 23rd day of September, 2015 by and between 505 EAGLEVIEW BOULEVARD ASSOCIATES, a Pennsylvania limited partnership (“Landlord”) and IDERA PHARMACEUTICALS, INC., a corporation (“Tenant”).

BACKGROUND

Landlord and Tenant are parties to that certain lease agreement dated March 31, 2015 (the “Lease”) relating to certain premises consisting of approximately 4,323 rentable square feet, more or less (“Leased Space”) as shown on Exhibit A to the Lease in the building known as 505 Eagleview Boulevard, Eagleview Corporate Center, Uwchlan Township, Exton, Chester County, Pennsylvania (the “Building”).

Landlord and Tenant desire to expand the Leased Space by adding to the Leased Space approximately 6,692 rentable square feet of space depicted on Exhibit A attached hereto (the “Expansion Space”) on the terms and conditions hereinafter set forth.

NOW THEREFORE, the parties hereto, each intending to be legally bound hereby, agree that the Lease is hereby amended and modified as follows:

1.        Expansion of Leased Space. Effective as of the date (the “Expansion Date”) when Landlord substantially completes the work described on Drawing SPO2 by Environetics Design dated July 1, 2015, last revised September 11, 2015 and attached hereto as Exhibit B attached hereto (“Landlord’s Expansion Space Work”), the Leased Space shall be expanded to include the Expansion Space. The Landlord’s Expansion Space Work shall be performed by Landlord’s contractor at Landlord’s sole cost and expense. Landlord shall exercise reasonable efforts in good faith to substantially complete the Landlord’s Expansion Space Work on or before the date (the “Target Date”) which occurs six weeks following the later of Tenant’s approval of a final plan depicting the Landlord’s Expansion Space Work, Tenant’s making its finish selections, and Landlord’s receipt of its building permit, subject to the provisions of Section 27 of the Lease and “Tenant Delays” (as hereinafter defined). In the event of any delays beyond December 1, 2015 in the completion of Landlord’s Expansion Space Work caused by Tenant’s failure to respond to requests for information made by Landlord, including color and other selections, or by changes requested by Tenant in the Landlord’s Expansion Space Work (collectively “Tenant Delays”), then the Expansion Date shall nevertheless occur on December 1, 2015, whether or not the Landlord’s Expansion Space Work is then substantially completed, and Tenant shall be obligated to commence payment of Rent in the amounts as provided in Section 2 below on December 1, 2015, but Tenant shall have no right to use or occupy the Expansion Space until the substantial completion of the Landlord’s Expansion Space Work. In the event that Tenant requests changes to the Expansion Space Work beyond what is depicted on Exhibit B, Landlord will perform such work for Tenant at a cost as may be agreed between Landlord and Tenant, to be payable by Tenant as such work proceeds; provided, however, that if Tenant desires, Landlord shall provide to Tenant an allowance of up to $36,500.00 for such change order or additional work, provided that in such event the Minimum Annual Rent shall increase by $254.12 per year per $1000.00 of the allowance used over the anticipated 54 month period from the Expansion Date until the Expiration Date of the Term, with such increase to be adjusted pro-rata if the period from the Expansion Date until the Expiration Date of the Term is other than 54 months. Upon Tenant’s election to utilize such allowance and increase the Minimum Annual Rent, Landlord and Tenant shall execute a further amendment to this Lease documenting such increase.

2.        Effective as of the Expansion Date, Minimum Annual Rent payable in accordance with Section 2 of the Lease applicable to the Expansion Space shall be in the following amounts:

Lease Period	Rate Per Rentable Square Foot	Minimum Annual Rent	Monthly Installment
Expansion Date through 5/31/2016	$15.20	$101,718.40	$8,476.53*
6/1/2016-5/31/2017	$16.20	$108,410.40	$9,034.20
6/1/2017-5/31/2018	$17.20	$115,102.40	$9,591.87
6/1/2018-5/31/2019	$18.20	$121,794.40	$10,149.53
6/1/2019-5/31/2020	$19.20	$128,426.40	$10,707.20

As a result of the foregoing, Minimum Annual Rent for the Leased Space effective as of the Expansion Date shall be as follows:

Lease Period	Blended Rate Per Rentable Square Foot	Minimum Annual Rent	Monthly Installment
Expansion Date through 5/31/2016	$16.0046	$176,290.15	$14,690.85*
6/1/2016-5/31/2017	$16.8162	$185,230.11	$15,435.84
6/1/2017-5/31/2018	$17.6317	$194,213.30	$16,184.44
6/1/2018-5/31/2019	$18.4551	$203,282.95	$16,940.25
6/1/2019-5/31/2020	$19.2863	$212,439.06	$17,703.26

*During each of the first five (5) months of the Term on and after the Expansion Date, Tenant may defer $3,257.87 of each monthly installment of Minimum Annual Rent; If Tenant performs its obligations under this Lease for the balance of the Term, such deferred amount shall be excused.

3.        Section 3(a) of the Lease is modified to change Tenant’s Proportionate Share as of the Expansion Date to 7.23%.

4.        Amendment to Section 4(a) of the Lease. Section 4(a) of the Lease is amended to substitute for the first sentence thereof the following: “Tenant shall pay Landlord one twelfth of the Minimum Annual Rent on the first day of each calendar month in advance”.

5.        Elimination of Right of First Offer to Lease ROFO Space.

Because the Expansion Space is the “Additional Space” as defined in Section 40 of the Lease, Section 40 of the Lease is hereby deleted.

6.        Amendment to Early Termination Option.

Section 17 of the Lease is amended to substitute for “more than 5,404 rentable square feet” the phrase “more than 13,769 rentable square feet”.

7.        Amendment of Initial Pass Through Rate. Section 1(m) of the Lease is amended to change the Initial Pass Through Rate to $9.50, of which $7.60 is allocable to Operating Expenses other than electricity and gas service to the Leased Space, and $1.90 of which is allocable to electricity and gas service to the Leased Space, the cost of which electricity and gas service is included in Operating Expense billing.

8.        Brokers. Tenant and Landlord represent and warrant to each other neither has had any dealings, negotiations or consultations with Tenant relating to this transaction and that no other broker or finder called the Expansion Space to Tenant’s attention for lease or took any part in any dealings, negotiations or consultations relating to the Expansion Space or this Amendment. Tenant agrees to be responsible for, indemnify, defend and hold harmless Landlord from and against all costs, fees (including, without limitation, attorney’s fees), expenses, liabilities and claims incurred or suffered by Landlord arising from any breach by Tenant of Tenant’s foregoing representation and warranty. Landlord agrees to be responsible for, indemnify, defend and hold harmless Tenant from and against all costs, fees (including, without limitation, attorney’s fees), expenses, liabilities and claims incurred or suffered by Tenant arising from any breach by Landlord of Landlord’s foregoing representation and warranty.

9.        Miscellaneous.

(a)       All capitalized terms not defined herein shall have the same meaning as the Lease. From and after the date hereof, except to the extent that the context otherwise requires, the term “Lease” shall mean the Lease as modified by this Amendment.

(b)       Except as expressly modified hereby, the terms and conditions of the Lease remain unmodified and in full force and effect, which the parties hereby ratify and confirm. In the event of a conflict between the terms of the Lease and this Amendment, the latter shall control. Without limiting the foregoing, the parties hereby expressly ratify and restate the confession of judgment as provided in Section 25 of the Lease as follows:

Confession of Judgment

WHEN THE LEASE SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, EITHER DURING THE ORIGINAL TERM OR ANY RENEWALS OR EXTENSIONS THEREOF, AND ALSO WHEN AND AFTER THE TERM CREATED OR, ANY RENEWAL OR EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR

TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, AND A JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION MAY ISSUE FORTHWITH WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, IT SHALL BE CANCELED OR SUSPENDED AND POSSESSION OF THE LEASED SPACE REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR TERMINATION OF THE LEASE, OR ANY RENEWAL OR EXTENSION THEREOF, TO BRING ONE OR MORE ACTIONS IN CONFESSION OF JUDGMENT FOR EJECTMENT AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE LEASED SPACE. IF IN ANY ACTION TO CONFESS JUDGMENT IN EJECTMENT, LANDLORD SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT AND IF A TRUE COPY OF THE LEASE OR THIS INSTRUMENT (AND THE TRUTH OF THE COPY STATED IN SUCH AFFIDAVIT SHALL BE SUFFICIENT PROOF) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY LAW, RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT EXPRESSLY RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL ERRORS IN THE SAID PROCEEDINGS, AND ALL LIABILITY THEREFOR. TENANT EXPRESSLY WAIVES THE BENEFIT OF ALL LAWS, NOW OR HEREAFTER IN FORCE, EXEMPTING ANY GOODS WITHIN THE LEASED SPACE OR ELSEWHERE FROM DISTRAINT, LEVY OR SALE.

Tenant:
IDERA PHARMACEUTICALS, INC.

By:	/s/ Vincent J.Milano
Vincent J. Milano, Chief Executive Officer

Tenant hereby waives to the fullest extent permitted by law, the duties imposed on any person relying upon or exercising the warrant of attorney to confess judgment contained in this instrument, as such duties are provided in Section 5601.3(b) of the Pennsylvania Probate Estate and Fiduciaries Code, 20 Pa.C.S.A., Section 5601.3(b). Tenant acknowledges that it is its expectation that Landlord shall, upon the occurrence of an event of default under this instrument, enter judgment by confession against Tenant and thereafter recover possession of the Leased Space, and that such actions by Landlord are not contrary to Tenant’s best interest, and such action by Landlord shall not constitute an absence of Landlord’s good faith, nor an action beyond the scope of authority granted by this instrument.

(c)       The terms and conditions of the Lease, as amended hereby, constitutes the whole agreement between the parties and any further amendments or modifications to the terms of the Lease must be in writing and duly executed by the parties hereto.

(d)       This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs and assigns, except as specifically provided herein or in the Lease, and is not intended to benefit any person or entity not a party hereto.

(e)       This Amendment shall be construed under the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

(f)       This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument. It shall not be necessary for all parties to execute the same counterpart, so long as each party shall have executed at least one counterpart, but in this latter event, each party shall have delivered to it photocopies of counterparts showing signatures of all of the parties.

(g)       This instrument may not be recorded in the Office of the Recorder of Deeds or any other place of public record.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

505 Eagleview Boulevard Associates, a Pennsylvania limited partnership

By: 505 Eagleview Boulevard Associates, Inc., its general partner

By:	/s/ Richard Hankin
Richard Hankin, Secretary

TENANT

IDERA PHARMACEUTICALS, INC., a corporation

BY:	/s/ Vincent J. Milano
Vincent J. Milano, Chief Executive Officer

COMMONWEALTH OF PENNSYLVANIA	:
	:	SS
COUNTY OF CHESTER	:

On this, the 23 day of September, 2015, before me, the undersigned officer, personally appeared Vincent J. Milano, who acknowledged himself/herself to be the chief executive officer of Idera Pharmaceuticals, Inc., a corporation, and being authorized to do so, acknowledged that he/she executed the foregoing instrument on behalf of the corporation for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Julie K Trahey
Notary Public

COMMONWEALTH OF PENNSYLVANIA
NOTARIAL SEAL
JULIE K TRAHEY
Notary Public
WEST WHITELAND TWP, CHESTER COUNTY
My Commission Expires Feb 9, 2019

EXHIBIT B

Landlord's Expansion Space Work

OPEN HUDDLE AREA
FILES/ PRINT AREA
FILES/ PRINT AREA
OPEN OFFICE (14) 7'X7' WORKSTATIONS
COPY ROOM
SOFT SEATING AREA
COFFEE AREA
(4) 7'X7' WORKSTATIONS
OPEN OFFICE
EXIT
SOFT SEATING AREA
STORAGE
SHOWER ROOM 203
CORRIDOR 210
SERVER CLOSET 206
STORAGE 207
CONFERENCE
HUDDLE ROOM
HUDDLE ROOM
HUDDLE ROOM
HUDDLE ROOM
HUDDLE ROOM
EXISTING TENANT SPACE 205
(12) 7'X7' WORKSTATIONS
(8) 7'X7' WORKSTATIONS
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Exhibit B-1

Supplement to Exhibit B

Note: The following upgrades may or may not be shown on Exhibit B. They each represent upgrades to the fit out from which the Expansion Space Rent was calculated in Paragraph 2, pg. 2 of this Amendment To Lease. As such the inclusion of each item and the the charge shown next to it is subject to the Tenant’s approval prior to the item being included in the Landlord’s fit out.

ADD 5th HUDDLE ROOM. – In the same area as the four shown on the drawing.

COST: $2,523.50

POKE THRUS – We included poke thrus for workstations and new conference rooms. This pricing includes a net upgrade of 7 poke thrus for the Huddle Rooms and Soft Seating Areas.

COST: $6,952.50

TV POWER AND CABLE BOX IN HUDDLE ROOMS. – We included (4) receptacles and boxes in the base pricing. This pricing includes a net upgrade of (3).

COST: $2,317.50

INTERIOR BLINDS – Included in base proposal

LINOLEUM FLOOR IN COPY ROOM – No Cost Change

COFFEE AREA BEVERAGE FRIDGE POWER – No Cost Change

(2) ea QUAD RECEPTACLES IN BOARD ROOM – these cannot be in a wall with glass.

COST: $1,350.00

SINK IN SHOWER ROOM – we will have to provide a new vanity for this work.

COST: $4,025.00

GLASS PANEL @ BOARD ROOM HUDDLE AREA

COST: $5,360.00

CREDENZA AND STONE TOP FOR NEW LARGE CONFERENCE ROOM (11 LF TOTAL LENGTH)

COST: $8,500.00

CREDENZA AND STONE TOP FOR NEW SMALL CONFERENCE ROOM (7 LF TOTAL LENGTH)

COST: $5,410.00

Exhibit B-2

STANDARD SPECIFICATIONS
FOR OFFICE BUILDINGS AT
EAGLEVIEW CORPORATE CENTER

The following are standard specifications for office buildings at Eagleview constructed by the Landlord. Individual buildings may vary in some details as indicated on their specific working drawings. Landlord reserves the right to change these specifications without notice. Construction Drawings and specifications will be specifically prepared for each leased space.

Design Services: Tenant will be provided with the necessary lease plan layout and construction drawings for a “standard” tenant space by the Landlord’s tenant planner at Landlord’s sole expense. Landlord will not be responsible for construction schedule delays caused by Tenant’s failure to provide necessary programming information to the tenant planner in a timely manner, and as specifically requested in a schedulized format.

OFFICE ENTRY

Typical suite entry doors and frames shall be 3'-0" x 7'-0" stain-grade birch wood. Secondary entrance doors from corridor shall each be a 3' x 7', solid-core, stain-grade birch wood door.

Signage at corridor will be located adjacent to each entry door. The sign will consist of a suite number and Tenant’s name in the building-standard sign color format.

PARTITIONS

Standard Interior Partitions: Standard interior office partitions are to be 8'-10" in height, non-load-bearing, 3-5/8" metal studs, with 1/2" gypsum board on each side. All gypsum wallboard partitions shall be taped, bedded, floated, textured, sanded and painted with two coats of water-base latex paint.

Sound attenuation batts will be provided within all walls around conference rooms and restrooms, Fiberglass batt insulation (2 1/2" thick) between studs for the full height of the wall.

Standard Tenant Demising Wall Partitions: Standard tenant separation partitions are to be 3-5/8", 25-gauge metal studs (16" o.c.) with 5/8" gypsum wall board on each side of wall to underside of structure. Sound attenuation batts (3 1/2" thick) will be provided in all tenant demising walls.

Doors: All interior doors shall be 3' x 7' solid-core prefinished birch wood doors with aluminum door frames or equal.

Locksets: All entry hardware shall be Schlage lever-handle. Tenant entry doors will be equipped with Ives door stops and silencers.

Latchsets: Hardware on interior doors shall be Schlage lever-handle passage sets. Finish to be brushed aluminum. Hinges are to be McKinney (or equal) fullmortise steel hinges.

Additional Locksets: Any locksets, other than those described above, shall be provided at Tenant's requests and at Tenant's expense.

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Windows: Window blinds are to be provided by Landlord at all exterior windows. Blinds will be Levelor.

Ceilings: 5/8" x 2' x 4' - 2nd look tile with exposed grid system.

Floor Finish: Landlord’s standard carpeting is Shaw loop carpeting, 26 ounce (or equal). Standard vinyl tile is Armstrong Excelon VCT 1/8" x 12" x 12" (or equal). Upgrade floor coverings are available from Landlord’s tenant selection samples. All flooring upgrades are at Tenant's expense.

Wall Finish: Standard finish will be two coats (one primer; one color coat) of latex paint as selected by Tenant from Landlord’s samples.

Air-Conditioning and Heating: Office areas shall be equipped with a complete, roof mounted, summer and winter air conditioning and heating system based on the following performance specifications (based on one person per 250 square feet with no heat-producing machines). It is the Tenant’s responsibility to give the Landlord a complete description of any heat producing machines such as PC’s, CRT’s, CPU’s, Copiers, Telephone Cabinet Switches, Electric Typewriters, etc. If no such description is provided it will be assumed that there are no heat producing machines.

When outside conditions are:	Office conditions shall be:
Summer: 95F (bd) and 75F(wb)	70F (db) 50% R humidity
Winter: 0F	70F (db) 20% R humidity

Air conditioning shall be specifically designed for each space. Equipment shall be manufactured by York. Restrooms shall be equipped with exhaust fans vented to the outside per local code requirements. Conference rooms may be equipped with exhaust fan to ceiling plenum as a Tenant upgrade and at Tenant’s expense.

Light Fixtures: Allowances: Sufficient fixtures to provide an average light intensity level of 65 foot candles (maintained at desk height).

Fixtures 2'-0" x 4'-0" recessed fluorescent fixture with acrylic lens. Fixtures to be placed over work areas.

Convenience Receptacles: Allowances: (1) 120V duplex receptacle for each 100 sq. ft. of office tenant space.

Wall type receptacles for 120 volts supply shall be 1.5-amp per outlet, 1 pole, 3-wire grounding type.

Switches: Allowances: One (1) wall switch per 200 sq. ft. of office space.

Telephone: Each tenant must arrange for their telephone requirements directly. with Verizon or shared tenant services provider. Telephone installation shall be scheduled and coordinated by Tenant with Landlord at time of construction. Phone outlet locations can be indicated on construction documents at the request of the Tenant. The tenant is responsible to connect the phone lines for its space to the building phone room.

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